STANDSTILL AGREEMENT

      AGREEMENT, dated as of March 1, 1999, by and between INTERIORS, INC., a Delaware corporation ("Interiors"), and CSL LIGHTING MANUFACTURING, INC., a Delaware corporation ("CSL").

      Interiors and CSL have entered into a Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement"), pursuant to which CSL has issued and sold to Interiors, and Interiors has purchased 1,191,752 shares of the Common Stock, par value $0.01 per share, of CSL (the "CSL Common Stock"), representing fifty-one (51%) percent of the outstanding shares of CSL Common Stock as at the Closing Date, giving effect to such issuance. For purposes of this Agreement, "Voting Securities" shall mean all classes of capital stock of the Company which are then entitled to vote generally in the election of directors. Capitalized terms used herein and not defined shall have the meanings ascribed thereto in the Stock Purchase Agreement. In order to provide a constructive and mutually beneficial relationship between Interiors and CSL, the parties agree as follows:

1. TERM OF AGREEMENT

      Except as otherwise expressly provided herein, the respective covenants and agreements of Interiors and CSL contained in this Agreement will continue in full force and effect until 5:00 p.m., New York City time, on July 28, 1999 (the "Termination Date").

2. COVENANTS OF INTERIORS

      (a) Prior to the Termination Date or earlier termination of this Agreement and subject to the further provisions hereof, neither Interiors, nor any "affiliate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), executive officer or director of Interiors (collectively, the "Interiors Group"), will, directly or indirectly, acquire any Voting Securities (except by way of stock dividends or other distributions or offerings made available to holders of Voting Securities generally) if the effect of such acquisition would be to increase the aggregate voting power in the election of directors of all Voting Securities then owned by all members of the Interiors Group to greater than 51% of such total combined voting power of all the Voting Securities then outstanding; provided that no member of the Interiors Group shall be obligated to dispose of any Voting Securities if the aggregate percentage ownership of the Interiors Group is increased as a result of a recapitalization of CSL or any other action taken by CSL or its affiliates other than the Interiors Group. Notwithstanding anything herein to the contrary, in the event the Interiors Group shall own less than 51% of all outstanding Voting Securities during the term of this Agreement, the Interiors Group may acquire additional Voting Securities during the term of this Agreement; provided that the effect of such acquisition would not increase the aggregate voting power in the election of directors of all Voting Securities then owned by all members of the Interiors Group to greater than 51% of such total combined voting power of all the Voting Securities then outstanding.

      (b) Interiors will not cause its designees on CSL's Board of Directors to take any action during the term of this Agreement which would violate any provision of this Agreement or contravene the intent of the parties hereto.

      (c) Interiors will comply with all of its obligations under the Stock Purchase Agreement of even date herewith between Interiors and CSL, and will use its best efforts to ensure that its designees on CSL's Board of Directors will not contravene the intent of the parties under the Stock Purchase Agreement.

3. COVENANTS OF CSL

      Prior to the Termination Date or earlier termination of this Agreement and subject to the further provisions hereof:

      (a) CSL will not take or recommend to its shareholders any action during the term of this Agreement which would impose limitations on the legal rights of the Interiors Group as CSL shareholders other than those imposed pursuant to the express terms of this Agreement, including, without limitation, any action which would impose restrictions (i) based upon the size of security holding, nationality of a security holder, the business in which a security holder is engaged or other considerations applicable to the Interiors Group and not to security holders generally; or (ii) with reference to Common Stock generally, by means of the issuance of or proposal to issue any other class of securities having voting power disproportionately greater than the equity investment in CSL represented by such securities.

      (b) CSL will furnish to Interiors' designees on CSL's Board of Directors all information that is provided to the other directors of CSL; provided such information is held in strict confidence by such recipient.

      (c) CSL will furnish to Interiors all information that is required by generally accepted accounting principles to enable Interiors to account for its investment in CSL. To the extent reasonably requested by interiors, CSL will, and will cause its employees, independent public accountants and other representatives to, at CSL's expense, provide information regarding CSL to, and otherwise cooperate with, Interiors so as to enable Interiors to prepare financial statements in accordance with generally accepted accounting principles in the United States, and to comply with its reporting requirements and other disclosure obligations under applicable United States securities laws and regulations; provided that, to the extent such information regarding CSL is not regularly prepared for or provided to CSL in the ordinary course of business, such information shall be furnished at Interiors' expense.

      (d) CSL will comply with all of its obligations under the Stock Purchase Agreement of even date herewith between CSL and interiors.


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

4. TERMINATION

      Notwithstanding any other provision of this Agreement, either party may terminate this Agreement, in its sole discretion, if the other party fails to perform or observe any of its obligations pursuant to this Agreement or the Stock Purchase Agreement (a "Terminating Breach"); provided, however, that if such Terminating Breach is curable by the breaching party through the exercise of its best efforts and such breaching party continues to exercise such best efforts, the other party may not terminate this Agreement under this Section 4 for a period of 10 days from the date on which such party delivers to the breaching party written notice setting forth in reasonable detail the circumstances giving rise to such Terminating Breach.

5. MISCELLANEOUS

      (a) Interiors, on the one hand, and CSL, on the other, acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which they may be entitled at law or equity.

      (b) If any provision of this Agreement is in violation of any statute, rule, regulation, order or decree of any governmental authority, court or agency, or subjects any member of the Interiors Group to governmental regulation to which it is not now subject, which violation or regulation would have a material adverse impact on the operations of the Interiors Group taken as a whole, then such member of the Interiors Group shall be relieved of its obligations under such provision to the minimum extent necessary to cure such violation or eliminate the applicability of such regulation; provided that this subparagraph shall not apply to any such violation or regulation resulting in part from activities or operations of any member of the Interiors Group other than its ownership of Voting Securities and the consummation of the transactions contemplated by this Agreement.

      (c) As used herein, the term "affiliate" shall have the meaning set forth in Rule 12b-9 under the Exchange Act and the term "person" shall mean any individual, partnership, corporation, trust or other entity.

      (d) This Agreement and the Stock Purchase Agreement contain the entire understanding of the parties with respect to the transactions contemplated hereby and this Agreement may be amended only by an agreement in writing executed by the parties hereto.

      (e) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

      (f) For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.


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

      (g) All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personal]y, by fax (except for legal process) or sent by registered mail, postage prepaid, if to:

            INTERIORS:

                 Interiors, Inc.
                 320 Washington Street
                 Mt. Vernon, NY 10553
                 Attention:  Max Munn, Chief Executive Officer and President
                 Telephone:  (914) 665-5400 (x8Ol)
                 Telecopier: (914) 665-1610

                 with a copy to:

                 Greenberg Traurig
                 200 Park Avenue - 15th floor
                 New York, New York 10166
                 Attention: Stephen A. Weiss, Esq.
                 Telephone: (212) 801-9253
                 Telecopier:(212) 801-6400

            CSL:

                 CSL Lighting Manufacturing, Inc.
                 27615 Avenue Hopkins
                 Valencia, California 91355-3447
                 Attention: Mark Allen, President



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

                 with a copy to:

                 Morse, Zelnick, Rose & Lander LLP
                 450 Park Avenue, Suite 202
                 New York, New York 10022
                 Attention:    Kenneth Rose, Esq.
                 Telephone:(212) 838-5030
                 Telecopier:(212) 838-9190

or to such other address or fax number as any party may, from time to time, designate in a written notice given in a like manner. Notice given by fax shall be deemed delivered on the day the sender receives fax confirmation that such notice was received at the fax number of the addressee. Notice given by mail as set out above shall be deemed delivered five days after the date the same is postmarked.

      (h) From and after the Termination Date or earlier termination of this Agreement, the covenants of the parties set forth herein shall be of no further force or effect and the parties shall be under no further obligation with respect thereto.

      (i) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein, without regard to the choice of laws principles thereof.

      (j) No failure or delay on the part of either party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      IN WITNESS WHEREOF, Interiors and CSL have caused this Agreement to be duly executed by their respective officers, each of whom is duly authorized, all as of the day and year first above written.


                                        INTERIORS, INC.

                                        By /s/ Max Munn
                                           ------------------------------------
                                           Max Munn
                                           Chief Executive Officer and President


                                        CSL LIGHTING  MANUFACTURING, INC.

                                        By /s/ Mark Allen
                                           ------------------------------------
                                           Mark Allen
                                           Chief Executive Officer

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